Exhibit 23.6

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Forms S-8 No. 333-35245, No. 333-55838 and No. 333-116528, pertaining to the
Incentive Plan of Carrizo Oil & Gas, Inc., of our report dated May 2, 2005, relating to the effectiveness of Carrizo Oil & Gas, Inc.'s internal control over financial reporting, which is included in this Annual Report on Form 10-K/A for the year ended December 31, 2004.

/s/PANNELL KERR FORSTER OF TEXAS, P.C.
   -----------------------------------
   Pannell Kerr Forster of Texas, P.C.

Houston, Texas
May 2, 2005